BGSF, Inc. Announces Third Quarter 2021 Financial Results
and 28th Consecutive Dividend

PLANO, Texas – (November 3, 2021) – BGSF, Inc. (NYSE: BGSF), a leading national provider of workforce solutions, today reported financial results for its third quarter ended September 26, 2021.

The Company further announced that its Board of Directors has declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable on November 22, 2021 to all shareholders of record as of the close of business on November 15, 2021. This marks the 28th consecutive quarterly dividend and based on yesterday’s closing price of the Company’s common stock, the annualized yield is approximately 3.9%.

Q3 2021 Highlights:
•Revenues were $82.4 million, up 15.1% from 2020
•Gross profit was $24.7 million, an increase of 25.1% from 2020, while gross margin increased 2.4% to 30.0% in 2021
•Net income was $4.6 million or $0.45 per diluted share, vs. net income of $2.6 million or $0.25 per diluted share in 2020
•Adjusted EPS1 was $0.43, up from $0.35 in 2020
•Adjusted EBITDA1 was $7.0 million (8.5% of revenues), vs. $5.5 million (7.7% of revenues) in 2020

Nine Month 2021 Highlights:
•Revenues were $224.5 million, up 7.8% from 2020
•Gross profit was $65.3 million, an increase of 14.7% from 2020, while gross margin increased 1.8% to 29.1% in 2021
•Net income was $8.8 million or $0.85 per diluted share, vs. net loss of $0.8 million or negative $0.07 per diluted share in 2020
•Adjusted EPS1 was $0.92, up from $0.82 in 2020
•Adjusted EBITDA1 was $14.6 million (6.5% of revenues), vs. $14.0 million (6.7% of revenues) in 2020

“Our third quarter results were exceptionally strong as we achieved sequential and year-over-year growth across our key financial measures. In fact, the third quarter is a continuation of both top and bottom line sequential growth in each of our quarterly results for the 2021 nine-month period,” said Beth A. Garvey, President and CEO.

“We continue to see positive trends across our end markets with Real Estate showing positive tailwinds from a market recovery and pent-up demand. Professional segment benefited from an increase in permanent placements and strong activity in IT Consulting. Light Industrial continues to perform although results were essentially flat compared to the strong third quarter 2020 comparison, given the significant shift to online shopping activity during peak pandemic levels.
1Non-GAAP financial measure. See reconciliation at end for details.

“While we see improvements in the macro environment and a very positive industry outlook for workforce solutions, the markets we serve continue to face heightened labor shortages and wage inflation, especially in our Real Estate and Light Industrial segments. Overall, we remain focused on progressive improvement throughout our organization as well as working with our client partners on innovative ways to attract, secure and retain talent. We are tracking well toward a solid finish to the year as we build organic growth and continue to explore M&A opportunities.”

Conference Call
Interested participants may dial 833-316-0561 (U.S. callers), 412-317-5735 (international callers) or 866-605-3852 (Canada callers) and ask for the BGSF call at 9:00 a.m. ET on November 4, 2021. A replay of the call will be available one hour after the call ends through November 11, 2021. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers), or 855-669-9658 (Canada callers) and reference PIN Number 10160573. The live webcast and archived replay are accessible at the investor relations section of the Company's website at www.bgsf.com.

About BGSF
With its home office in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 70th largest U.S. staffing company and the 50th largest IT staffing firm in the 2020 updates. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance (including any general or specific numerical guidance with respect thereto), the expectations and objectives of our board or management, the impact of the COVID-19 pandemic, including but not limited to the impact of the COVID-19 pandemic on our business, prospects, results of operations, or financial condition or on our vendors or client partners, and our intention or ability to pay future cash dividends. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the
Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Hala Elsherbini or Steven Hooser
Three Part Advisors
ir@bgsf.com 214.442.0016

Source: BGSF, Inc.

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income (loss), balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss), net income (loss) per diluted share, operating income (loss), or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and other non-capital information technology project expenses (“IT roadmap”) and certain non-cash expenses such as impairment losses, the gain on contingent consideration and share-based compensation expense that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(dollars in thousands)
Net income (loss)	$4,644	$2,566	$8,798	$(765)
Interest expense, net	431	360	1,026	1,245
Income tax expense (benefit)	1,121	723	1,921	(260)
Depreciation and amortization	1,191	1,271	2,941	4,130
Impairment losses	—	—	—	7,240
Gain on contingent consideration	(1,208)	(76)	(2,403)	(76)
Share-based compensation	424	245	886	631
Transaction fees	1	15	155	605
IT roadmap	375	401	1,306	1,292
Adjusted EBITDA	$6,979	$5,505	$14,630	$14,042

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, contingent consideration gains, and certain specific events, such as transaction fees and the IT roadmap, and certain non-cash expenses, that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020

Net income (loss) per diluted share	$0.45	$0.25	$0.85	$(0.07)
Acquisition amortization	0.06	0.10	0.17	0.31
Gain on contingent consideration	(0.12)	(0.01)	(0.23)	(0.01)
Impairment losses	—	—	—	0.70
Transaction fees	—	—	0.01	0.06
IT roadmap	0.04	0.04	0.13	0.13
Income tax (benefit) expense adjustment	—	(0.03)	(0.01)	(0.30)
Adjusted EPS	$0.43	$0.35	$0.92	$0.82